First LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of September 12, 2012, by and between (a) SILICON VALLEY BANK, a California corporation with a loan production office located at 3353 Peachtree Road, NE, North Tower, Suite M-10, Atlanta, Georgia 30326(“Bank”), and (b) NUMEREX CORP., a Pennsylvania corporation (“Numerex”), BROADBAND NETWORKS, INC., a Delaware corporation (“Broadband”), CELLEMETRY LLC, a Delaware limited liability company (“Cellemetry”), CELLEMETRY SERVICES, LLC, a Georgia limited liability company (“Services”), DCX SYSTEMS INC., a Pennsylvania corporation (“DCX”), DIGILOG. INC., a Pennsylvania corporation (“Digilog”), NUMEREX GOVERNMENT SERVICES LLC, a Georgia limited liability company (‘Government Services”), NUMEREX SOLUTIONS, LLC, a Delaware limited liability company (“Solutions”), ORBIT ONE COMMUNICATIONS, LLC, a Georgia limited liability company (“Orbit”), UBLIP, INC., a Georgia corporation (“uBlip”), and UPLINK SECURITY, LLC, a Georgia limited liability company (“Uplink”) (hereinafter, Numerex, Broadband, Cellemetry, Services, DCX, Digilog, Government Services, Solutions, Orbit, uBlip, and Uplink are jointly and severally, individually and collectively, referred to as “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of April 25, 2011, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of April 25, 2011, between Borrower and Bank, (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.  DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text appearing in Section 2.1.1 (Revolving Advances) thereof:

“(c) Term Loan Repayment. Notwithstanding Section 2.1.1(b), if the principal outstanding balance of an Advance or Advances at any time is in an amount equal to or greater than One Million Dollars ($1,000,000) for a period of time equal to or greater than ninety (90) days from the Funding Date of such Advance or Advances (the “Term Loan Event”), then the principal balance of such Advance or Advances shall automatically convert to a term loan advance (“Term Loan Advance”). Commencing on the first calendar day of the quarter following the month in which Bank confirms that a Term Loan Event occurs, and on the first day of the each quarter thereafter, Borrower shall repay the principal amount of such Term Loan Advance in consecutive quarterly installments of principal equal to five percent (5.0%) of the original principal amount of the Term Loan Advance. All outstanding principal and accrued and unpaid interest with respect to a Term Loan Advance, and all other outstanding Obligations with respect to a Term Loan Advance, shall be due and payable in full on the Revolving Line Maturity Date.”

and inserting in lieu thereof the following:

“(c) Term Loan. Bank previously made Advances to Borrower, the aggregate outstanding principal amount of which, as of the 2012 Effective Date, is Four Million Eight Hundred Thousand Dollars ($4,800,000.00), which shall be repaid as provided below (the “Term Loan Advance”). Commencing on October 1, 2012, and on the first day of each calendar quarter thereafter, Borrower shall repay the principal amount of the Term Loan Advance in consecutive quarterly installments of principal each in an amount equal to Three Hundred Thousand Dollars ($300,000.00). All outstanding principal and accrued and unpaid interest with respect to the Term Loan Advance, and all other outstanding Obligations with respect to the Term Loan Advance, shall be due and payable in full on the Revolving Line Maturity Date. Once repaid, the Term Loan Advance may not be reborrowed.”

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2	The Loan Agreement shall be amended by deleting each of (i) Section 2.1.3 (Foreign Exchange Sublimit), (ii) Section 2.1.4 (Cash Management Services Sublimit), and (iii) Section 2.5(d) (Early Termination Fee) in their entirety.

3	The Loan Agreement shall be amended by inserting the following new Section 2.1.5 (entitled “Acquisition Line”) thereof:

“2.1.5 Acquisition Line.

(a) Availability. Subject to the terms and conditions of this Agreement, during the Draw Period, Bank agrees to make up to three (3) advances (each an “Acquisition Advance” and collectively, “Acquisition Advances”) available to Borrower in an amount not to exceed the Acquisition Line Availability Amount to be used by Borrower solely to make Permitted Acquisitions. After repayment, no Acquisition Advance may be reborrowed.

(b) Repayment. Commencing on the first Business Day of the month following the month in which the Funding Date of an Acquisition Advance occurs, Borrower shall repay the principal amount of such Acquisition Advance in consecutive quarterly installments of principal each in an amount equal to five percent (5.0%) of the original principal amount of such Acquisition Advance. All outstanding principal and accrued and unpaid interest with respect to an Acquisition Advance, and all other outstanding Obligations with respect to such Acquisition Advance, shall be due and payable in full on the Acquisition Line Maturity Date.”

4	The Loan Agreement shall be amended by deleting the following text appearing in Section 2.5(c) (Unused Revolving Line Facility Fee) thereof:

“A fee (the “Unused Revolving Line Facility Fee”), payable quarterly, in arrears, on a calendar year basis, in an amount equal to 0.375% percent per annum of the average unused portion of the Revolving Line, as determined by Bank. The unused portion of the Revolving Line, for the purposes of this calculation, shall not include amounts reserved in connection with Letters of Credit, Cash Management Services and FX Forward Contracts.”

and inserting in lieu thereof the following:

“A fee (the “Unused Revolving Line Facility Fee”), payable quarterly, in arrears, on a calendar year basis, in an amount equal to (i) prior to the 2012 Effective Date, 0.375 percent per annum of the average unused portion of the Revolving Line, as determined by Bank, and (ii) on and after the 2012 Effective Date, 0.30 percent per annum of the average unused portion of the Revolving Line, as determined by Bank.”

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5	The Loan Agreement shall be amended by inserting the following text to appearing at the end of Section 2.5 (Fees) thereof:

“(f) Unused Acquisition Line Facility Fee. During the Draw Period, a fee (the “Unused Acquisition Line Facility Fee”), payable quarterly, in arrears, on a calendar year basis, in an amount equal to 0.30 percent per annum of the average unused portion of the Acquisition Line, as determined by Bank. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Acquisition Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make Credit Extensions hereunder;”

6	The Loan Agreement shall be amended by deleting the following text appearing in Section 4.2 (Priority of Security Interest) thereof:

“If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.

and inserting in lieu thereof the following:

“Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that expressly have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Bank shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower. In the event (a) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (b) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrowers providing cash collateral acceptable to Bank in its good faith business judgment consistent with Bank’s then current practice for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to (i) one hundred percent (100.0%) of the face amount of all such Letters of Credit denominated in Dollars and (ii) one hundred five percent (105.0%) of the Dollar Equivalent of the face amount of all such Letters of Credit denominated in a Foreign Currency plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.”

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7	The Loan Agreement shall be amended by inserting the following text to appear at the end of Section 5.10 (Use of Proceeds) thereof:

“Notwithstanding the foregoing, only the proceeds of Acquisition Advances (and not the proceeds of Advances) shall be used to make Permitted Acquisitions.”

8	The Loan Agreement shall be amended by deleting the following Section 6.7 (Financial Covenants) thereof:

“ 6.7 Financial Covenants. Maintain at all times, to be tested as set forth below, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a) Liquidity. Commencing with the month ending March 31, 2011, and as of the last day of each month thereafter, consolidated unrestricted cash maintained with Bank and Cash Equivalents plus the Availability Amount of at least Three Million Dollars ($3,000,000).

(b) Senior Leverage Ratio. Commencing with the quarter ending March 31, 2011, and as of the last day of each quarter thereafter, a Senior Leverage Ratio, of not more than 2.0:1.0.

(c) Fixed Charge Coverage Ratio. Commencing with the quarter ending March 31, 2011, and as of the last day of each quarter thereafter, a ratio of (i) Adjusted EBITDA, less unfunded capital expenditures, cash dividends and cash taxes, to (ii) the sum of (a) interest expenses plus (b) scheduled payments of principal and lease payments on all Indebtedness of the Borrower and its Subsidiaries, including without limitation, with respect to capital leases for the consecutive four (4) quarters, of at least 1.25:1.0.”

and inserting in lieu thereof the following:

“ 6.7 Financial Covenants. Maintain at all times, to be tested as set forth below, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a) Liquidity. (i) Commencing with the month ending March 31, 2011, and as of the last day of each month thereafter through and including the month ended August 31, 2012, consolidated unrestricted cash maintained with Bank and Cash Equivalents plus the Availability Amount of at least Three Million Dollars ($3,000,000.00), and (ii) commencing with the month ending September 30, 2012, and as of the last day of each month thereafter, consolidated unrestricted cash maintained with Bank and Cash Equivalents plus the Availability Amount of at least Five Million Dollars ($5,000,000.00).

(b) Senior Leverage Ratio. (i) Commencing with the quarter ending March 31, 2011, and as of the last day of each quarter thereafter through and including the quarter ended June 30, 2012, a Senior Leverage Ratio, of not more than 2.0:1.0, and (ii) commencing with the quarter ending September 30, 2012, and as of the last day of each quarter thereafter, a Senior Leverage Ratio of not more than 2.5:1.0.

(c) Fixed Charge Coverage Ratio. Commencing with the quarter ending March 31, 2011, and as of the last day of each quarter thereafter, a ratio of (i) Adjusted EBITDA, less unfunded capital expenditures, less capitalized software development costs, less cash dividends, and less cash taxes, to (ii) the sum of (a) interest expenses plus (b) scheduled payments of principal and lease payments on all Indebtedness of the Borrower and its Subsidiaries, including without limitation, with respect to capital leases for the consecutive four (4) quarters ending on the date of determination, of at least 1.25:1.0.”

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9	The Loan Agreement shall be amended by inserting the following new Section 6.11 (entitled “Mandatory Paydown”) thereof:

“6.11 Mandatory Paydown. Cause the outstanding Obligations under the Revolving Line to be paid down to $0.00, for a period of no less than thirty (30) consecutive days, at least once during each calendar year.”

10	The Loan Agreement shall be amended by deleting the following text appearing in Section 8.2 (Covenant Default) thereof:

“(a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, 6.7, 6.8(c) or 6.9, or violates any covenant in Section 7; or”

and inserting in lieu thereof the following:

“(a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, 6.7, 6.8(c), 6.9, or 6.11, or violates any covenant in Section 7; or”

11	The Loan Agreement shall be amended by inserting the following text to appear at the end of Section 12.8 (Survival) thereof:

“Without limiting the foregoing, except as otherwise provided in Section 4.2, the grant of security interest by Borrower in Section 4.1 shall survive until the termination of all Bank Services Agreements.”

12	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“ “Adjusted EBITDA” is Borrower’s EBITDA, plus without duplication, (A) cash and non-cash stock compensation expense and purchase price accounting adjustments (including any goodwill write-off) (if any), (b) reasonable cash and non-cash restructuring charges and expenses resulting from Permitted Acquisitions (such as professional fees, due diligence costs, valuation appraisals, severance, relocation, transition and integration charges), plus (c) other charges and expenses, in each case for which Borrower has provided written details to Bank and which have been approved by Bank in writing in its sole and absolute discretion on a case-by-case basis, plus (d) actual litigation expenses relating to the Orbit One Communications, Inc. v. Numerex Corp lawsuit, in an amount not to exceed Two Million Four Hundred Twelve Thousand Dollars ($2,412,000.00) in the aggregate incurred as of the quarter ending December 31, 2010.”

“ “Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the Dollar Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve, minus (c) the FX Reduction Amount, minus (d) any amounts used for Cash Management Services, minus (e) the outstanding principal balance of any Advances, and minus (e) the outstanding principal balance of any Term Loan Advances.”

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“ “Borrowing Base” is an amount equal to two (2) times Adjusted EBITDA, measured on a trailing twelve month period, minus the aggregate original principal amounts of the Term Loan Advance.”

“ “Credit Extension” is any Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit.”

“ “FX Forward Contract” is defined in Section 2.1.3.”

“ “Interest Period” means, as to any LIBOR Credit Extension, the period commencing on the date of such LIBOR Credit Extension, or on the conversion/continuation date on which the LIBOR Credit Extension is converted into or continued as a LIBOR Credit Extension, and ending on the date that is one (1), two (2), three (3), or six (6) months thereafter, in each case as Borrower may elect in the applicable Notice of Borrowing or Notice of Conversion/Continuation; provided, however, that (a) no Interest Period with respect to any LIBOR Credit Extension shall end later than the Revolving Line Maturity Date, (b) the last day of an Interest Period shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, (c) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of a LIBOR Credit Extension, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day, (d) any Interest Period pertaining to a LIBOR Credit Extension that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, and (e) interest shall accrue from and include the first Business Day of an Interest Period but exclude the last Business Day of such Interest Period.”

“ “LIBOR Rate” means, for each Interest Period in respect of LIBOR Credit Extensions comprising part of the same Credit Extensions, the greater of: (i) an interest rate per annum (rounded upward to the nearest 1/16th of one percent (0.0625%)) equal to LIBOR for such Interest Period divided by one (1) minus the Reserve Requirement for such Interest Period, and (ii) one and one quarter of one percent (1.25%).”

“ “LIBOR Rate Margin” is defined based upon the Borrower's Senior Leverage Ratio for the subject month, as follows:

Performance Pricing

Senior Leverage Ratio < 1.00	LIBOR plus 2.75%
Senior Leverage Ratio > 1.00 but less than 2.00	LIBOR plus 3.50%

”

“ “Loan Documents” are, collectively, this Agreement, the Perfection Certificate, the Pledge Agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.”

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“ “Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, Bank Expenses, Early Termination Fee, and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.”

“ “Permitted Acquisitions” means any merger, acquisition, consolidation with or purchase of another Person by the Borrower (“Transactions”) where (a) no Event of Default has occurred and is continuing or would exist after giving effect to the Transactions on a proforma basis; (b) Borrower is the surviving legal entity; (c) all assets acquired in connection with such Transactions shall be subject to a first priority Lien in the favor of Bank (subject only to Permitted Liens that are permitted to have superior priority to Bank’s Lien under this Agreement) upon the consummation of the Transactions; (d) the total consideration (inclusive of assumption of Indebtedness) for the such Transactions shall not exceed Twenty Million Dollars ($20,000,000) in the aggregate; (e) the target company is in a similar line of business or a reasonable extension thereof; and (f) in the event such Transaction results in the target company continuing to operate as a separate legal entity, Borrower shall cause such target company to provide to Bank a joinder to the Loan Agreement to cause such target company to become a co-borrower hereunder, together with such appropriate financing statements and/or Control Agreements, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such target company).”

“  “Prime Rate Margin” is defined based upon the Borrower's Senior Leverage Ratio for the subject month, as follows:

Performance Pricing

Senior Leverage Ratio < 1.00	Prime plus 1.00%
Senior Leverage Ratio > 1.00 but less than 2.00	Prime plus 1.75%

”

“ “Revolving Line” is an Advance or Advances in an amount equal to Ten Million Dollars ($10,000,000).”

and inserting in lieu thereof the following:

“ “Adjusted EBITDA” is Borrower’s EBITDA, plus, without duplication, (a) cash and non-cash stock compensation expense and purchase price accounting adjustments (including any goodwill write-off) (if any), plus (b) reasonable cash and non-cash restructuring charges resulting from all mergers, acquisitions and sale of assets (including, without limitation, severance, relocation, transition and integration charges), expenses associated with such mergers, acquisitions and sales of assets, plus (c) other charges and expense, in each case, for which Borrower has provided written details to Bank and which have been approved by Bank in writing, in its sole and absolute discretion.”

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“ “Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base, minus (A) the outstanding principal amount of the Term Loan Advance, minus (B) the outstanding principal amount of the Acquisition Advances, minus (C) the amount of all requested and pending Acquisition Advances, and minus (D) the Dollar Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve, minus (b) the outstanding principal balance of any Advances.”

“ “Borrowing Base” is an amount equal to 2.50 times Adjusted EBITDA, measured on a trailing twelve month period.”

“ “Credit Extension” is any Advance, Term Loan Advance, Acquisition Advance, or any other extension of credit by Bank for Borrower’s benefit.”

“ “FX Forward Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.”

“ “Interest Period” means, as to any LIBOR Credit Extension, the period commencing on the date of such LIBOR Credit Extension, or on the conversion/continuation date on which the LIBOR Credit Extension is converted into or continued as a LIBOR Credit Extension, and ending on the date that is one (1), two (2), three (3), or six (6) months thereafter, in each case as Borrower may elect in the applicable Notice of Borrowing or Notice of Conversion/Continuation; provided, however, that (a) no Interest Period with respect to any LIBOR Credit Extension shall end later than the Revolving Line Maturity Date or the Acquisition Line Maturity Date, as applicable, (b) the last day of an Interest Period shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, (c) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of a LIBOR Credit Extension, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day, (d) any Interest Period pertaining to a LIBOR Credit Extension that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, and (e) interest shall accrue from and include the first Business Day of an Interest Period but exclude the last Business Day of such Interest Period.”

“ “LIBOR Rate” means, for each Interest Period in respect of LIBOR Credit Extensions comprising part of the same Credit Extensions, the greater of: (i) an interest rate per annum (rounded upward to the nearest 1/16th of one percent (0.0625%)) equal to LIBOR for such Interest Period divided by one (1) minus the Reserve Requirement for such Interest Period, and (ii) (a) prior to the 2012 Effective Date, one and one quarter of one percent (1.25%), and (b) on and after the 2012 Effective Date, one percent (1.0%).”

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“ “LIBOR Rate Margin” is defined based upon the Borrower's Senior Leverage Ratio for the subject month, as follows:

(i) prior to the 2012 Effective Date:

Performance Pricing

Senior Leverage Ratio < 1.00	LIBOR plus 2.75%
Senior Leverage Ratio > 1.00 but less than 2.00	LIBOR plus 3.50%

(ii) on and after the 2012 Effective Date:

Performance Pricing

Senior Leverage Ratio < 1.00	LIBOR plus 2.75%
Senior Leverage Ratio > 1.00 but less than 2.00	LIBOR plus 3.00%
Senior Leverage Ratio > 2.00	LIBOR plus 3.25%

”

“ “Loan Documents” are, collectively, this Agreement, the Perfection Certificate, the Pledge Agreement, any Bank Services Agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank, all as amended, restated, or otherwise modified.”

“ “Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, Bank Expenses, and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.”

“ “Permitted Acquisitions” means any merger, acquisition, consolidation with or purchase of another Person by the Borrower (“Transactions”) where (a) no Event of Default has occurred and is continuing or would exist after giving effect to the Transactions on a proforma basis; (b) Borrower is the surviving legal entity; (c) all assets acquired in connection with such Transactions shall be subject to a first priority Lien in the favor of Bank (subject only to Permitted Liens that are permitted to have superior priority to Bank’s Lien under this Agreement) upon the consummation of the Transactions; (d) the total consideration (inclusive of assumption of Indebtedness) for the such Transactions shall not exceed Twenty Million Dollars ($20,000,000) in the aggregate; (e) the target company is in a similar line of business or a reasonable extension thereof; (f) in the event such Transaction results in the target company continuing to operate as a separate legal entity, Borrower shall cause such target company to provide to Bank a joinder to the Loan Agreement to cause such target company to become a co-borrower hereunder, together with such appropriate financing statements and/or Control Agreements, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such target company); and (g) such merger, acquisition, consolidation with or purchase is non-hostile in nature.”

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“  “Prime Rate Margin” is defined based upon the Borrower's Senior Leverage Ratio for the subject month, as follows:

(i) prior to the 2012 Effective Date:

Performance Pricing

Senior Leverage Ratio < 1.00	Prime plus 1.00%
Senior Leverage Ratio > 1.00 but less than 2.00	Prime plus 1.75%

(ii) on and after the 2012 Effective Date:

Performance Pricing

Senior Leverage Ratio < 1.00	Prime plus 1.00%
Senior Leverage Ratio > 1.00 but less than 2.00	Prime plus 1.25%
Senior Leverage Ratio > 2.00	Prime plus 1.50%

    ”

“ “Revolving Line” is an Advance or Advances in an amount equal to Five Million Dollars ($5,000,000).”

13	The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 13.1 thereof:

“ “2012 Effective Date” is September 12, 2012.”

“ “Acquisition Advance” or “Acquisition Advances” is defined in Section 2.1.5(a).”

“ “Acquisition Line” is an Acquisition Advance or Acquisition Advances in an aggregate amount not to exceed Ten Million Dollars ($10,000,000).”

“ “Acquisition Line Availability Amount” is (a) the lesser of (i) the Acquisition Line or (ii) the amount available under the Borrowing Base, minus (A) the outstanding principal amount of Advances, minus (B) the amount of all requested and pending Advances, minus (C) the outstanding principal amount of the Term Loan Advance, and minus (D) the Dollar Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve, minus (b) the aggregate principal amount of all Acquisition Advances previously made by Bank.”

“ “Acquisition Line Maturity Date” September 12, 2017.”

“ “Bank Services” are any products, credit services and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).”

“ “Draw Period” is the period of time commencing on the 2012 Effective Date and terminating on the earlier to occur of (i) an Event of Default, and (ii) September 12, 2015.”

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“ “Unused Acquisition Line Facility Fee” is defined in Section 2.5(f).”

14	The Loan Agreement shall be amended by replacing the Borrowing Base Certificate attached as Exhibit B thereto with the Borrowing Base Certificate attached as Exhibit A hereto. All references to the Borrowing Base Certificate in the Loan Agreement shall be deemed to refer to Exhibit A hereto.

15	The Loan Agreement shall be amended by replacing the Compliance Certificate attached as Exhibit C thereto with the Compliance Certificate attached as Exhibit A hereto. All references to the Compliance Certificate in the Loan Agreement shall be deemed to refer to Exhibit B hereto.

4. FEES. Borrower shall pay to Bank (i) a Revolving Line modification fee equal to Ten Thousand Dollars ($10,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof, and (ii) an Acquisition Line commitment fee equal to Fifty Thousand Dollars ($50,000.00) which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF PERFECTION CERTIFICATES . Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in those certain Perfection Certificates dated as of April 25, 2011 between each Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificates have not changed, as of the date hereof.

6. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless a party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as of the date first written above.

BORROWER:

NUMEREX CORP.

By: /s/ Stratton Nicolaides

Name: Stratton Nicolaides

Title: Chief Executive Officer

BROADBAND NETWORKS, INC.

By: /s/ Stratton Nicolaides

Name: Stratton Nicolaides

Title: President

CELLEMETRY LLC

By: /s/ Stratton Nicolaides

Name: Stratton Nicolaides

Title: Chief Executive Officer

DCX SYSTEMS INC.

By: /s/ Stratton Nicolaides

Name: Stratton Nicolaides

Title: Chief Executive Officer

DIGILOG. INC.

By: /s/ Stratton Nicolaides

Name: Stratton Nicolaides

Title: Chief Executive Officer

NUMEREX GOVERNMENT SERVICES LLC

By: /s/ Stratton Nicolaides

Name: Stratton Nicolaides

Title: Chief Executive Officer

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NUMEREX SOLUTIONS, LLC

By: /s/ Stratton Nicolaides

Name: Stratton Nicolaides

Title Chief Executive Officer

ORBIT ONE COMMUNICATIONS, LLC

By: /s/ Stratton Nicolaides

Name: Stratton Nicolaides

Title: President

UBLIP, INC.

By: /s/ Stratton Nicolaides

Name: Stratton Nicolaides

Title: Chief Executive Officer

UPLINK SECURITY, LLC

By: /s/ Stratton Nicolaides

Name: Stratton Nicolaides

Title: Chief Executive Officer

CELLEMETRY SERVICES, LLC

By: /s/ Stratton Nicolaides

Name: Stratton Nicolaides

Title: Chief Executive Officer

BANK:

SILICON VALLEY BANK

By: /s/ Thomas Armstrong
Name: Thomas Armstrong
Title: Vice President

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The undersigned, Numerex Corp., ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Securities Pledge Agreement dated April 25, 2011 (as amended, the “Securities Pledge Agreement”) and acknowledges, confirms and agrees that the Security Pledge Agreement shall remain in full force and effect, in accordance therewith and herewith, and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

NUMEREX CORP.

By: /s/ Stratton Nicolaides

Name: Stratton Nicolaides

Title: Chief Executive Officer

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EXHIBIT A - BORROWING BASE CERTIFICATE

Borrower: Numerex Corp.
Lender: Silicon Valley Bank

Revolving Line (Section 2.1.1)

Commitment Amount: $5,000,000

1.	2.5 times Adjusted EBTIDA (measured on a trailing twelve month basis)	$
2.	Aggregate principal amount of Acquisition Line Advances	$
3.	Outstanding principal amount of the Term Loan Advance	$
4.	Amount of all requested and pending Acquisition Advances	$
5.	Dollar Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve	$
6.	Total Funds Available (#1, minus #2, minus #3, minus #4, minus #5)	$

Acquisition Line (Section 2.1.5)

Commitment Amount: $10,000,000

1.	2.5 times Adjusted EBTIDA (measured on a trailing twelve month basis)	$
2.	Outstanding principal balance of all Advances	$
3.	Outstanding principal amount of the Term Loan Advance	$
4.	Amount of all requested and pending Advances	$
5.	Dollar Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve	$
6.	Total Funds Available (#1, minus #2, minus #3, minus #4, minus #5)	$

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS: NUMEREX CORP., as Parent By: ___________________________ Authorized Signer Date: ___________________________

BANK USE ONLY

Received by: _____________________

AUTHORIZED SIGNER

Date: __________________________

Verified: ________________________

AUTHORIZED SIGNER

Date: ___________________________

Compliance Status: Yes No

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EXHIBIT B

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date: ______________
FROM: NUMEREX CORP.

The undersigned authorized officer of Numerex Corp. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 90 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Board Approved Projections	Annually, as approved by Board	Yes No
Borrowing Base Certificate	Monthly within 30 days	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)

___________________________________________________________________________________________

___________________________________________________________________________________________

Financial Covenant	Required	Actual	Complies

Senior Leverage Ratio (Quarterly)	2.5: 1.0	_____:1.0	Yes No
Minimum Fixed Charge Coverage Ratio (Quarterly)	1.25:1.0	_____:1.0	Yes No
Liquidity (Monthly)	$5,000,000	$______	Yes No

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Performance Pricing
	LIBOR Advance	Primate Rate Advance	Applies
Senior Leverage Ratio < 1.00	LIBOR plus 2.75%	Prime plus 1.00%	Yes No
Senior Leverage Ratio > 1.00 but less than 2.00	LIBOR plus 3.0%	Prime plus 1.25%	Yes No
Senior Leverage Ratio > 2.00	LIBOR plus 3.25%	Prime plus 1.50%	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

2

NUMEREX CORP., as Parent By: _____________________ Name: _____________________ Title: _____________________

BANK USE ONLY

Received by: _____________________

AUTHORIZED SIGNER

Date:  _________________________

Verified: ________________________

AUTHORIZED SIGNER

Date:  _________________________

Compliance Status: Yes No

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Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated: ____________________

I. Liquidity (Section 6.7(a)):

 Required: $5,000,000

Actual:

A.	Consolidated unrestricted cash maintained with Bank and Cash Equivalents	$ _________
B.	Availability Amount	$ _________
C.	Liquidity (line A plus line B)	_________

Is line C equal to or greater than $5,000,000?

_______ No, not in compliance       _______ Yes, in compliance

II. Senior Leverage Ratio (Section 6.7(b)):

Required: Not more than 2.5:1.0

Actual:

A.	The aggregate principal amount of all Indebtedness of Borrower and its Subsidiary owing to Bank, determined on a consolidated basis in accordance with GAAP	$ _________
B.	Adjusted EBITDA, measured on a trailing twelve (12) month period	$ _________
C.	Senior Leverage Ratio (line A divided by line B)	_________

Is line C equal to or less than 2.5:1.0?

_______ No, not in compliance       _______ Yes, in compliance

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III. Fixed Charge Coverage Ratio (Section 6.7(c))

 Required:  1.25:1.0

Actual:

A.	Adjusted EBITDA, less (i) unfunded capital expenditures, capitalized software development costs, cash dividends, and cash taxes	$ _________
B.	The sum of (i) interest expense, plus (ii) scheduled payments of principal and lease payments on all Indebtedness of Borrower and its Subsidiaries, including without limitation, with respect to capital leases for the consecutive four (4) quarters	$ _________
C.	Fixed Charges Coverage Ratio (line A divided by line B)	_________

Is line C equal to or greater than 1.25:1:00?

_______ No, not in compliance       _______ Yes, in compliance

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